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                                                                  EXHIBIT (m)(3)

                                     FORM OF
                                   SCHEDULE A

           AMENDED AND RESTATED DISTRIBUTION AND SERVICES PLAN (12b-1)
                                OF ABN AMRO FUNDS

Below are listed the Trust's separate series of shares under which this Amended and Restated Distribution and Services Plan is to be performed as of the date hereof.

                                 ABN AMRO FUNDS

              CLASS N SHARES OF:


              ABN AMRO/CHICAGO CAPITAL GROWTH FUND
              ABN AMRO/CHICAGO CAPITAL BALANCED FUND
              ABN AMRO/CHICAGO CAPITAL BOND FUND
              ABN AMRO/CHICAGO CAPITAL MUNICIPAL BOND FUND
              ABN AMRO/TALON MID CAP FUND
              ABN AMRO/MONTAG & CALDWELL GROWTH FUND
              ABN AMRO/MONTAG & CALDWELL BALANCED FUND
              ABN AMRO/CHICAGO CAPITAL SMALL CAP VALUE FUND
              ABN AMRO/VEREDUS AGGRESSIVE GROWTH FUND
              ABN AMRO/VEREDUS GROWTH OPPORTUNITIES FUND
              BLAIRLOGIE EMERGING MARKETS FUND
              BLAIRLOGIE INTERNATIONAL DEVELOPED FUND
              ABN AMRO/VEREDUS SCITECH FUND
              ABN AMRO/TAMRO LARGE CAP VALUE FUND
              ABN AMRO/TAMRO SMALL CAP FUND



This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and by vote of a majority of the outstanding shares of beneficial interest effected.

As amended:  September 17, 1998
As amended:  March 16, 2000
As amended:  June 15, 2000
As amended:  September 21, 2000
Amended and reformed as of June 21, 2001
Amended and reformed as of _____________